AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 1st day of October, 1999, by and among ALANCO ENVIRONMENTAL RESOURCES CORPORATION, an Arizona corporation ("Alanco"), AI ACQUISITION COMPANY, an Arizona corporation (AI), ARRAID, INC., an Arizona corporation ("Arraid"), FRANK B MEIJERS (Meijers), JOHN C. DAHL (Dahl), KEITH F. BLAICH (Blaich), BYRON STOESER (Stoeser) and MICHAEL FLANNERY (Flannery),(Meijers, Dahl, Blaich, Stoeser, and Flannery are sometimes collectively referred to herein as the Arraid Shareholders").


  RECITALS:

       Arraid has identified significant new business opportunities related to its present markets and technical expertise in an emerging high-growth potential market termed "Storage Area Networks", or "SAN", and other computer storage related business. Arraid has developed a business plan to aggressively enter the SAN market that will require substantial additional financing of up to $2,000,000 for the initial plan year, and self-funding thereafter (the "Business Plan"). A copy of the Business Plan is attached hereto as Exhibit A.

       Alanco has been seeking new business areas for investment and is in the process of divesting its primary assets and re-deploying its capital into new business areas.

        The respective Boards of Directors of Alanco and Arraid, as well as the Arraid Shareholders, who own all of the issued and outstanding stock of Arraid, have concluded that it is to their respective mutual advantage and benefit to effect a reorganization whereby Arraid shall transfer its business and substantially all of its assets to AI, which is a wholly owned subsidiary of Alanco newly formed to receive the assets of Arraid as described herein, solely in exchange for voting shares of Alanco and the assumption by AI of the liabilities of Arraid in a transaction intended to qualify as a "reorganization" within the meaning of IRC Section 368(a)(1)(C) of the 1986 Code, it being contemplated by the parties that Arraid will thereafter, as an integral part of the transaction, distribute the shares of Alanco to Arraid Shareholders in complete liquidation of Arraid and dissolve.


                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

       1.0 Sale of Assets of Arraid to AI. Upon and subject to the terms and conditions herein stated, Alanco, through AI, agrees to acquire from Arraid and Arraid agrees to transfer, assign and convey to AI upon the date hereof, free and clear of all debts, liens and encumbrances (except as otherwise provided in this Agreement), all of the assets and properties of Arraid (the "Assets") including all of the business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Arraid, which are owned by Arraid or in which Arraid has any interest (including the right to use), excepting only the Excluded Assets (described in Sections 1.14 through 1.17 below) and any of the foregoing which relate exclusively to the Excluded Assets. The Assets shall include, but are not limited to, the following:

                                   1

       1.1 Inventories. All inventories, including, without limitation, inventory of raw materials, work in process, storehouse stocks, materials, supplies, finished goods and consigned goods owned by Arraid or in which Arraid has any interest, whether located on Arraid's business premises, in transit to or from such premises, in storage facilities or otherwise.

       1.2 Tangible Personal Property. All tangible personal property including all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by Arraid or in which Arraid has any interest, other than the Inventories.

       1.3 Intangible Personal Property. All intangible personal property including all intangible properties owned by Arraid or in which Arraid has any interest, including, but not limited to (i) the name "Arraid" and any other registered or unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law or registered copyrights, all applications therefore and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance, and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and formats, records, files, layouts, or diagrams, functional specifications and narrative descriptions, or flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in possession of third-parties, but which are the property of Arraid), and all drawings, records, books or other tangible media embodying the foregoing.

       1.4 Prepaid Items. All prepaid items including insurance deposits, municipal or local tax payments or deposits, utility deposits and the like, deferred charges, reserve accounts and other security or similar deposits owned by Arraid or in which Arraid has any interest.

       1.5 Licenses and Permits. All licenses and permits issued to Arraid in which Arraid has any interest.

       1.6 Contracts and Other Agreements. All contracts and other agreements, including contracts, agreements, warranties, guarantees, indentures, bonds, options, leases, subleases, easements, mortgages, plans, licenses, purchase orders, sales orders, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into by or binding upon Arraid or to which any of its properties may be subject, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets. Attached hereto as Schedule 1.6 is a complete list of such Contracts and Other Agreements.

       1.7 Accounts Receivable. All accounts receivable of Arraid, including all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be preformed, or otherwise, owned by Arraid or in which Arraid has any interest, together with all guarantees, security agreements and rights and interests securing the same.

       1.8 Cash and Cash Equivalents. All cash and cash equivalents, including actual cash, bank accounts, certificates of deposits, banker's acceptances, United States Government (or agency) securities, or other

                                     2
  securities owned by Arraid or in which Arraid has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

       1.9 Books and Records. All books and records of Arraid including ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by Arraid or in which Arraid has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

       1.10 Warranties. All warranties or other rights of Arraid under express or implied warranties from suppliers or contractors with respect to the Assets to the extent assignable.

       1.11 Goodwill.  All goodwill of Arraid as a going concern.

       1.12 Tax Refunds. All of Arraid's rights to refunds of all or any part of any taxes paid by Arraid in relation to periods prior to the date hereof.

       1.13 Other Properties. All other properties, tangible and intangible, not otherwise referred to above which are owned by Arraid or in which it has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

       Excluded specifically from the Assets which Arraid has agreed to sell to Alanco are the following Assets ("Excluded Assets") which shall be retained by Arraid:

       1.14 Corporate Records. The stock record books, the corporate seal, minute books and other documents and records relating to the organization of Arraid, all of Arraid's tax and information returns; all correspondence between Arraid and its shareholders; and all other financial records of Arraid which do not relate in any way to Arraid's ownership and operation of the Assets or its business; provided, however, that upon reasonable notice from Alanco to Arraid or its successors in interest based upon reasonable cause, Arraid or its successors in interest shall provide Alanco with access at no charge to any of the foregoing described material and with copies of said documents.


       1.15 Agreement Rights. The rights of Arraid under this Agreement, including the shares of Alanco stock to be received hereunder.

       1.16 Treasury Shares. Any shares of Arraid's capital stock held in treasury.

       1.17 Claims Against Shareholders, Etc. All of Arraid's claims, causes of action, choses in action, and rights of set-off of any kind against or pertaining to its shareholders, officers and directors.

       1.18 Specifically Excluded Assets. In addition to the assets set forth in sections 1.4 through 1.7 above, the assets listed on Schedule 1.18 attached hereto shall also be Excluded Assets.

       2.0  Assumption of Liabilities.

       2.1  Assumed Liabilities.   Upon and subject to the terms and conditions
  herein stated, AI agrees to assume as of the date hereof and to pay, perform and discharge all the liabilities of Arraid which are specifically set forth on Schedule 2.1 attached hereto and made a part hereof (the "Assumed Liabilities"). In the event that Arraid or the Arraid Shareholders have

                                     3
  personally guaranteed any of the Assumed Liabilities, Alanco and AI shall use its best reasonable efforts to obtain their novation on such liabilities if the same are not promptly paid by AI following the date hereof and shall indemnify the Arraid Shareholders from any and all liabilities, costs or expenses resulting from any such personal guarantees of the Assumed Liabilities.

       2.2 Excluded Liabilities. All of the liabilities not specifically assumed by AI pursuant to paragraph 2.1 above shall remain the liabilities of Arraid (the "Excluded Liabilities"). Arraid agrees to indemnify and hold harmless AI, as well as its successors and assigns, from any and all claims, charges, liabilities and expenses, including reasonable attorney's fees, relating in any way to the Excluded Liabilities. The Excluded Liabilities include, but are not limited to the following:

            (a) Except as set forth in Schedule 2.1, all obligations and liabilities with respect to employee wages and benefits, including specifically, unfunded employee benefit plan obligations, and any taxes related thereto accrued prior to the date hereof or severance obligation for any personnel whose severance occurs prior to or on the date hereof.

            (b)  Any obligations of Arraid to perform this Agreement.

            (c) Except as set forth in Schedule 2.1, any obligation or liability of Arraid that is not accrued or incurred by Arraid on or before the date hereof. Notwithstanding the foregoing, AI shall pay for goods in transit to Arraid as of the date hereof upon their receipt. Arraid shall provide a list of such goods in transit upon the date hereof.

            (d)  Any liability of Arraid to its stockholders not set forth on
  Exhibit 2.1.

            (e) Any liability of Arraid with respect to its outstanding shares or any warrants, obligations, or rights to purchase its shares.

            (f) Any liability for taxes, except as may be expressly assumed hereunder.

            (g) Any liability known or unknown, not assumed by Alanco under the provisions of Section 2.1 above.

       3.0 Consideration For Assets. In consideration of and in exchange for the transfer, assignment and conveyance of the Assets, in addition to the assumption of Assumed Liabilities, Alanco shall issue to Arraid the number of shares of its common stock, no par value ("Common Stock"), and at such times as follows:

       3.1 Initial Payment at Closing. Alanco shall issue to Arraid 800,000 Common Shares upon the date hereof. Said issuance shall be in the form of written instructions to Alanco's transfer agent instructing said agent to promptly issue and forward a certificate for said shares to Arraid.

       3.2 Deferred Payment Due On Or Before January 31, 2001. As soon as reasonably possible after December 31, 2000, but on or before January 31, 2001, Alanco shall issue and deliver to Arraid (or to the Arraid Shareholders if the right to receive the deferred payment of Common Shares has been assigned to them upon liquidation of Arraid) up to 2,500,000 Common Shares, the exact number of which (the "Deferred Common Shares") shall be determined in accordance with the following formula (the "Deferred Payment Formula"):

                                     4
            P = $[(A-B) - 5C] x 2,500,000 shares
                     $5,000,000

            Where   P =The number of Deferred Common Shares to be
                         issued.

                 A =The total sales revenue for AI for the
                    eleven (11)month period beginning November 1, 1999, plus the average monthly sales revenue for the months of October, November and December, 2000, which total 12-month sales revenue must be no less than $5,000,000.

                 B =The additional financing provided by Alanco pursuant
                    to Section 13.3 below, in the assumed amount of $2,000,000 unless adjusted pursuant to Section 3.3 below.

                C =The operating loss (based upon Arraid's current
                    accounting practices consistently applied) before interest and income taxes of AI for the eleven month period beginning November 1, 1999, plus the average monthly operating losses for the months of October, November and December, 2000.

  In the event that the total sales revenue (A) is less than $5,000,000, then no deferred payment shall be due hereunder.

       Said shares shall not be registered under the Securities Act of 1933 or any similar state securities laws, shall be registered in the name of Arraid or the Arraid shareholders as instructed by Arraid, and shall be issued from unreserved authorized, but unissued Common Stock of Alanco. Registration rights for the Common Shares and Deferred Common Shares shall be in accordance with the Registration Rights Agreement described below.

       Notwithstanding the foregoing, the parties understand that issuance of the Deferred Common Shares must be approved by the shareholders of Alanco prior to the issuance thereof. It is the present intent of the Alanco Board of Directors to recommend to the Alanco shareholders that they approve issuance of the Deferred Common Shares pursuant to this Agreement. In the event that such shareholder approval is not obtained, then Alanco shall pay the Deferred Payment in cash in the amount equal to the value of the Deferred Common Shares which would have been issued under the Formula. The value of the Deferred Common Shares shall be determined by multiplying (i) the average bid price for Alanco common stock as reported by NASDAQ for the twenty (20) consecutive trading days ending on December 31, 2000, by (ii) the number of the Deferred Common Shares which were to be issued under the Deferred payment Formula.

       3.3 Deferred Payment Dispute Resolution. The Arraid Business Plan (attached hereto as Exhibit A), which is the basis for the Deferred Payment Formula, projects total sales revenue for twelve (12) months commencing November 1, 1999 (the "First Year of the Plan") of approximately $10,000,000 and a loss before interest and taxes of approximately $600,000. The Business Plan assumes the availability of up to $2,000,000 in additional financing to finance losses and meet additional working capital requirements. As set forth in section 13.3 below, Alanco will provide such additional financing on a best efforts basis through a variety of methods.

       If, during the First Year of the Plan, Arraid, or a majority of the Arraid Shareholders believe that Alanco is not properly funding the financing requirements for the Business Plan, they shall immediately notify Alanco, in writing, of the specific financing deficiency. Alanco and Arraid shall use their best efforts to resolve the dispute on a mutually acceptable and timely basis, and if they are not able to do so within ten days of the written notice from Arraid or the Arraid Shareholders, they shall engage Ted Nicholson to act as a mediator between the parties.

       Following December 31, 2000, if Arraid, or the Arraid Shareholders continue to believe that Alanco did not fund the financing requirements for the Arraid Business Plan as agreed resulting in a smaller number of Deferred Common Shares to be issued under the Formula, Arraid, or a majority of the Arraid Shareholders may so notify Alanco and the parties shall use their best efforts to resolve the dispute by determining the actual financing provided by Alanco and the effect, if any, of any financing shortfall on the total sales revenue realized, and using such determinations in the Deferred Payment Formula. Again, if the parties are not able to resolve the issue within ten days of the written notice from Arraid or the Arraid Shareholders, they shall engage Ted Nicholson to act as a mediator between the parties. In the event the parties are unable to satisfactorily resolve the dispute by January 31, 2001, Arraid may initiate resolution of the dispute through arbitration before the American Arbitration Association in accordance with said Association's Rules of Commercial Arbitration to interpret application of the Deferred Payment Formula. In no event shall Alanco be obligated to issue more than 2,500,000 Common Shares pursuant to Section 3.2 above. Such arbitration shall be initiated on or before February 28, 2001 or forever be barred.

       4.0. Representations and Warranties of Arraid and the Arraid Shareholders. Arraid and the Arraid Shareholders (other than Byron Stoeser) represent and warrant to Alanco and AI as follows, and acknowledge and confirm that Alanco and AI are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or AI or on their behalf:

       4.1. Organization and Standing. Arraid is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. Arraid is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Arraid or the nature of the business conducted by Arraid makes such qualification necessary. Arraid is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location. True and accurate copies of Arraid's Articles of Incorporation, as amended, and By-laws, as presently in effect, are attached as Schedule 4.1 to this Agreement.

       4.2. Capitalization. The authorized capital of Arraid consists solely of 10,000,000 shares of Class A Common Stock, voting, $0.01 par value, all of which are owned by the Arraid Shareholders, and 25,000 shares of Class B Common Stock, non-voting, $0.01 par value, none of which have been validly issued or are outstanding. All issued shares of capital stock have been validly authorized and issued and are fully paid and nonassessable.

       4.3. Subsidiaries. Arraid has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

       4.4. Authorization. Arraid has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Arraid and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Arraid under this Agreement has been taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Arraid and the Arraid Shareholders, enforceable in accordance with its terms.

      4.5. Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Arraid in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

       4.6. Compliance with Other Instruments. Arraid will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on the date hereof, or of any provision of any instrument, contract or lease to which it is a party, or to Arraid's knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Arraid.

       4.7. Financial Statements. An unaudited balance sheet, income statement and statement of cash flows as of and for each of the fiscal years ending December 31, 1998, 1997 and 1996, and an unaudited balance sheet, income statement and statement of cash flows as of and for the period ending September 30, 1999 (collectively, the "Arraid Financials"), are attached hereto as Schedule 4.7.

       The Arraid Financials have been prepared by management, are true and correct and fairly present the financial position of Arraid as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Arraid has established a standard system of accounting and has consistently carried out and administered the same. Except to the extent reflected or reserved against or disclosed in the Arraid Financial Statements, as of their respective dates, Arraid has not incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Arraid).

       It is anticipated that the current financial statements of Arraid for the period ending as of September 30, 1999, including detailed supporting schedules for inventory, assets and libilities, will be reviewed by independent auditors selected by Alanco shortly after Closing. Such reviewed financial statements shall reflect a net tangible book value for Arraid of not less than $300,000.

       4.8 Undisclosed Liabilities. Arraid has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Arraid, which (i) have not been reflected in the Arraid Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since September 30, 1999, consistent with past practices.

       4.9 Inventory. The inventory of Arraid, as reflected in the Financial Statements, consists of a quality and quantity usable and saleable in the ordinary course of business. The inventory does not include any obsolete or discontinued items. The inventory is stored and/or located at premises owned or leased by Arraid or at Arraid's suppliers. The value at which Arraid's inventory is reflected in the Arraid Financial Statements is the cost thereof on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of Arraid. Arraid has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

       4.10 Accounts Receivable. Except as set forth in Schedule 4.10, no amount included in the accounts receivable of Arraid as of September 30, 1999, has been released for an amount less than the value at which it was included or is currently regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor. Such receivables are not, to the best knowledge of Arraid, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the Arraid Financial Statements.

       4.11. No Prebillings. Arraid has not prebilled or received payment, and Arraid will not prebill or receive payment, from any of its accounts for goods to be delivered or for services to be rendered or for expenses to be incurred subsequent to the date hereof, other than in the ordinary course of business, which shall amount to not more than $5,000. Arraid does not book any such prebilling received as a sale, nor does it book any profit therefrom prior to its actual shipment of the products ordered.

       4.12. Changes. Except as set forth in Schedule 4.12, since September 30, 1999:

            (a) Arraid has not entered into any transaction which was not in the ordinary course of business;

            (b) There has been no material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Arraid other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

            (c) There has been no material damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Arraid;

            (d) Arraid has not increased the compensation of any of its officers or the rate of pay of their employees as a group, except as part of regular compensation increases in the ordinary course of business;

            (e)There has been no resignation or termination of employment of any key officer or employee of Arraid, and Arraid does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have an adverse effect on the business of Arraid;

            (f) There has been no labor dispute involving Arraid or any of its employees and none is pending or, to the best of Arraid's knowledge, threatened;

            (g) There have not been any changes, except in the ordinary course of business, in the contingent obligations of Arraid, by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (h) There have not been any loans made by Arraid to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business;

            (I) To Arraid's knowledge, there has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting the business of Arraid; and

            (j) There has been no other event or condition of any character pertaining to and materially adverse to the Assets or business of Arraid.

       4.13 Title to Assets; Liens, etc. The Assets, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of the business of Arraid are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The Assets have been maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect. Arraid has good and marketable title to the Assets, free and clear of all liens, other than the lien for current taxes not yet due and payable and liens set forth on Schedule 4.13. Schedule 4.13 identifies and sets forth a complete list of each parcel of real estate or interest therein owned or leased by Arraid. The buildings and improvements owned or leased by Arraid and the uses thereof do not contravene any zoning or building law or ordinance or violate any restrictive covenant. Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of Arraid, free and clear of all liens. No default or event of default on the part of Arraid, as lessee or mortgagor, as the case may be, exists with respect to any lease or mortgage (and related loan documents) with respect to such real property.

       4.14  Patents and Other Intangible Intellectual Assets.

            (a) Schedule 4.14 sets forth a complete and correct list of Arraid's intellectual property, including but not limited to domestic and foreign patents, patent applications, written records of inventions, registered and unregistered trademarks, trade names, service marks, certification marks, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

            (b) Except as set forth in Schedule 4.14, Arraid (i) has legal and equitable title to, or has by license or other grant, the right to use, free and clear of all liens, all proprietary technology or information, patents, both domestic and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not, to the best of Arraid's knowledge, infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party in the conduct of its business as now conducted; (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business; (v) has no notice, knowledge or belief that any of Arraid's patents, trademarks, trade names, service marks, certification marks or copyrights are invalid, and all registrations, where filed, are subsisting and are registered in the name of Arraid; and (vi) has no notice, knowledge or belief that any of the technology or information used in the conduct of its business was illegally obtained.

            (c) Arraid employs procedures in its daily operations to maintain the proprietary nature of, owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold by Arraid, free and clear of any liens, including without limitation, all claims of current and former employees, consultants, officers, directors and stockholders of Arraid.

       4.15. Contracts and Obligations. Set forth in Schedule 4.15 is a list of all material written and oral agreements, contracts, indebtedness, liabilities and other obligations to which Arraid is a party or by which it is bound which (a) obligate Arraid to share, license or develop any product or technology; (b) involve transactions or proposed transactions between Arraid and its officers, directors, stockholders, affiliates or any affiliate thereof; (c) involve strategic arrangements or cooperation agreements; (d) involve commitments for inventory items or supplies in excess of $10,000; (e) are for a term longer than twelve (12) months; (f) are written distribution or dealer agreements; (g) are with the United States of America; or (h) involve receipts or expenditures by Arraid greater than $50,000 in any twelve-month period. Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been made available for inspection by Alanco. True and correct copies of the foregoing shall be delivered to Alanco at Closing. All such agreements are legal, valid and binding obligations and are in full force and effect in all material respects. Except as set forth in Schedule 4.15, Arraid has avoided every condition and has not performed any act the occurrence of which would result in Arraid's loss of any right granted under any license, distribution or other agreement.

       4.16 Catalogs and Promotional Literature. To Arraid's knowledge, neither the use nor the distribution of any advertising or promotional materials, including catalogs, violates, infringes or conflicts with any statutory or common law copyright, trademark, or other intellectual, proprietary, personal or other right of any person. Arraid has provided Alanco with, or made available to Alanco, copies of each catalog distributed by Arraid during the past two (2) years.

       4.17  Products; Warranty Provisions.

            (a)Other than the standard warranties of Arraid as set forth in
  Schedule 4.17 or product manufacturer warranties, there are no product warranties applicable to its business, whether express, implied or otherwise. There is adequate provision in the Arraid Financial Statements for liabilities and obligations for damaged, defective or returned goods, or for replacement of goods.

            (b) Arraid has no pattern of claims or actions based upon allegations of the same or similar product defect for any of its products.

            (c) There has not been any material product recall, rework or retrofit relating to any line of product manufactured, shipped or sold by Arraid, nor, to Arraid's knowledge, is there any basis for any such product recall, rework or retrofit.

       4.18 Conflicts of Interest; Transactions with Principals. Except as described in Schedule 4.18, no officer, director or stockholder of Arraid and no affiliate (as defined under the Securities Act of 1933, as amended) of any such officer, director or stockholder has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to Arraid or which purchases services or products from Arraid or whose services or products are similar to those furnished or sold by Arraid, or (b) a beneficial interest in any contract, agreement or commitment to which Arraid may be bound.

       4.19 Outstanding Indebtedness. Arraid has no indebtedness for borrowed money (including deferred compensation) which Arraid has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which Arraid has otherwise become directly or indirectly liable, other than as disclosed in Schedule 4.19 or the Arraid Financial Statements.

       4.20 Employees. Except as set forth in Schedule 4.20, Arraid has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or threatened between Arraid and its employees, and Arraid is not a party to any union or collective bargaining agreement. Arraid complied with all applicable federal and state equal employment opportunity laws and other laws related to employment. Arraid is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Arraid (or Alanco if Alanco elects to employ said persons subsequent to the date hereof), whether as a result of the transactions contemplated hereby or otherwise, nor does Arraid have a present intention to terminate the employment of any of the foregoing (except subsequent to the date hereof).
  To Arraid's knowledge, no employee of Arraid is in violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Arraid because of the nature of the business conducted by Arraid or for any other reason, and the continued employment by Arraid of its present employees will not result in any such violation.

       4.21  Employee Benefit Plans.

            (a)  Schedule 4.21 sets forth:

            (I) all "employee welfare benefit plans," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance hospitalization, medical insurance, and life insurance programs maintained by Arraid or each trade or business under common control with Arraid (as determined under Section 4001(b)(1) of ERISA, an "ERISA Affiliate") or to which Arraid or any ERISA Affiliate has made contributions during the preceding five (5) years (the "Welfare Plans"); and

            (ii) all "employee pension benefit plans," as defined in Section 3(2) of ERISA, maintained by Arraid or any ERISA Affiliate or to which Arraid or any ERISA Affiliate has made contributions during the preceding five (5) years thereunder, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs (the "Pension Plans"). The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Employee Benefit Plans."

             (b) No Arraid Employee Benefit Plan is required to be qualified under ERISA or other applicable laws. There is no violation of ERISA with respect to the filing of any applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

            (c) Arraid does not maintain retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

            (d) Arraid is in compliance with the notice and continuation requirements of COBRA and the regulations thereunder.

            (e) Arraid has no formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of Arraid.

            (f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of Arraid.
       4.22 Taxes. Arraid has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns with respect to direct sales made by Arraid ("Tax Returns"). Arraid has paid, or adequate provision has been made on the Arraid Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No Taxes in addition to those so paid or provided for shall be assessed or levied against or become due or payable by Arraid on or after the date hereof in respect to the period prior to the date hereof, except as shall be paid by Arraid. No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Arraid. There are no tax examinations or audits underway involving Arraid.

       4.23 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement or any of the Additional Agreements (as hereinafter defined), other than taxes based upon the net income of the parties. Arraid shall be responsible for and shall promptly pay any such sales, use, transfer or conveyance taxes which become payable with respect thereto.

       4.24 Insurance. All Assets of Arraid are covered by such fire, casualty, product liability, environmental liability and other insurance policies issued by reputable insurers as are customarily obtained to cover comparable properties and assets by businesses in the region in which the Assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 4.24 sets forth a list and description of all of the policies of insurance and fidelity or surety bonds carried by Arraid, including, but not limited to, fire, liability, product liability, workers' compensation, officers' life, and directors' and officers' liability insurance policies. Arraid has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion and all insurance premiums due and payable by Arraid in connection with the policies set forth on Schedule 4.24 prior to the date hereof have been paid. During the past five (5) years, Arraid has not experienced any uninsured losses in respect of any claims against Arraid, coverage for which claims customarily would be provided by the policies set forth in Schedule 4.24 or predecessors thereto. There are no outstanding written requirements or written recommendations by any insurance company that issued a policy with respect to any of the Assets, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the Assets or requiring or recommending any equipment or facilities to be installed on or in connection with any of the Assets. Arraid does not have any knowledge of any proposed increase therein and does not know of any conditions or circumstances applicable to its business which might result in such increase, except for those conditions generally applicable to the industry in which Arraid is engaged in business. There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of Arraid, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and Arraid is in compliance with all conditions contained therein.

       4.25 Disposal of Waste. Arraid has not disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by it, nor does it have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

       4.26. Other Environmental Matters.  As to all operations relating to the
  Business: (a) to Arraid's knowledge, Arraid has complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where its business is conducted; (b) Arraid has not received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) to Arraid's knowledge, no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA) or by any state as a site that actually or potentially requires investigation or remedial action; (d) Arraid is not a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Arraid.

       4.27  Compliance With Laws.

            (a) To Arraid's knowledge, Arraid is in full compliance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.
                                    13

            (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Arraid to conduct its business.

       4.28 Litigation. Except as set forth in Schedule 4.28, to Arraid's knowledge, there is no action, suit, arbitration, proceeding or investigation pending or threatened against Arraid before any court or administrative agency, nor does Arraid know or have any reason to know of any basis for any such action, proceeding or investigation. Arraid has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

       4.29 Full Disclosure; No Misrepresentation. Arraid has fully provided Alanco with all the information which Alanco has requested for deciding whether to enter into this Agreement. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Arraid pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

       5.0 Representations and Warranties of Alanco and AI. Alanco and AI represent and warrant to Arraid as follows, and acknowledge and confirm that Arraid is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Arraid or on its behalf:

       5.1. Organization and Standing. Alanco and AI are corporations duly organized, validly existing and in good standing under the laws of the State of Arizona, have all of the requisite corporate power and authority and have all of the licenses, permits, authorities and consents that are necessary to own, operate and lease their properties and to carry on their business as now being conducted and as proposed to be conducted. Alanco is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Alanco or the nature of the business conducted by Alanco makes such qualification necessary. Neither Alanco nor any Subsidiary (as defined in Section 5.3) is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location. True and accurate copies of Alanco's and AI's Articles of Incorporation, as amended, and By-laws, as presently in effect, are attached as Schedule 5.1-1 and 5.1-2 to this Agreement.

       5.2. Capitalization. (a) All issued and outstanding shares of capital stock of Alanco have been validly authorized and issued and are fully paid and nonassessable. The authorized capital of Alanco will consist solely of
  (i) one hundred million (100,000,000) shares of Common Stock, of which, as of October 6, 1999, 5,342,486 shares were validly issued and outstanding, fully paid and nonassessable, (ii) five million (5,000,000) shares of Class A Cumulative Convertible Preferred Shares, none of which are issued and outstanding, and (iii) twenty million (20,000,000) shares of Class B Cumulative Preferred Shares, none of which are issued and outstanding.

       (b) The shares of Common Stock of Alanco to be acquired by the Arraid pursuant to this Agreement are not subject to any transfer restrictions or limitations except as provided in section 6 of this Agreement.

       5.3. Subsidiaries. Except for Alanco Environmental Manufacturing, Inc., a Nebraska corporation, Alanco Environmental Technology (Beijing) Co. Ltd., a People's Republic of China coporation, Fry Guy, Inc., a Nevada corporation, and AI, an Arizona corporation (each a "Subsidiary" and together the "Subsidiaries"), Alanco has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is wholly owned by Alanco. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by the Subsidiary or the nature of the business conducted by the Subsidiary makes such qualification necessary. Each Subsidiary has all the requisite corporate power, authority, licenses and permits that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.

       5.4. Validity of Common Stock. The Alanco Common Stock, when issued, sold and delivered to Arraid in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free and clear of all liens.

       5.5 Authorization. Alanco and AI have all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Alanco and AI and their officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Alanco and AI under this Agreement and for the authorization, issuance and delivery of the Common Stock being issued and sold under this Agreement by Alanco has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Alanco and AI, enforceable in accordance with its terms.

       5.6 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Alanco or AI in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby. Based in part upon the accuracy of the Buyer's representations and warranties as set forth in Section 6.1, the sale and issuance of the Common Stock by Alanco in conformity with the terms of this Agreement is exempt from the registration requirements of all applicable federal and state securities laws.

       5.7 Compliance with Other Instruments. Neither Alanco nor any Subsidiary will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Alanco or any Subsidiary.

       5.8 Financial Statements. Alanco' s Form 10-KSB for the fiscal year ending June 30, 1999 (the "Alanco Financials"), is attached hereto as
  Schedule 5.8.

       The Alanco Financials have been prepared in accordance with generally accepted accounting principles consistently applied, are true and correct and fairly present the financial position of Alanco and its Subsidiaries as of the dates indicated therein and the results of their operations for the periods represented. Alanco and its Subsidiaries have established and will continue to maintain a standard system of accounting to be carried out and administered in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against or disclosed in the Alanco Financials, neither Alanco nor any Subsidiary has incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which under generally accepted accounting principles should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Alanco and its Subsidiaries).

       5.9 Undisclosed Liabilities. Neither Alanco nor any Subsidiary has any liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Alanco or its Subsidiaries, which (i) have not been reflected in the Alanco Financials, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since June 30, 1999, consistent with past practices.

       5.10  Changes.  Except as set forth in Schedule 5.10, since June 30,
  1999:

       (a) Neither Alanco nor any subsidiary has entered into any transaction which was not in the ordinary course of business;

       (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Alanco or any Subsidiary other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

       (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Alanco or any Subsidiary;

       (d) Neither Alanco nor any Subsidiary has declared or paid any dividend or made any distribution on its stock, other than regularly scheduled dividends on Alanco's preferred stock;

       (e) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting their business; and

        (k) There has been no other event or condition of any character pertaining to and materially adverse to the assets or business of Alanco and its Subsidiaries.

       5.11 Title to Properties and Assets; Liens, etc. The properties and assets of Alanco and its Subsidiaries, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of their business are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The properties and assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect.

       5.12 Taxes. Alanco and its Subsidiaries have filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by them, including all sales tax returns with respect to direct sales made by Alanco or its Subsidiaries ("Tax Returns"). Alanco and its Subsidiaries have paid, or adequate provision has been made on the Alanco Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Alanco or its Subsidiaries. There are no tax examinations or audits underway involving Alanco or any Subsidiary.

       5.13 Disposal of Waste. Neither Alanco nor any Subsidiary has disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by them, nor do any of them have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by it, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

       5.14 Other Environmental Matters. As to all operations relating to the business: (a) Alanco and its Subsidiaries have complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any Materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where the Business is conducted; (b) neither Alanco nor any Subsidiary has received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no Materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA or NPL) or by any state as a site that actually or potentially requires investigation or remedial action; (d) neither Alanco nor any Subsidiary is a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Alanco or any Subsidiary.

       5.15  Compliance With Laws.

       (a) Alanco and its Subsidiaries are in full compliance with all laws, rules and regulations applicable to or affecting them or the conduct of their business and have secured all governmental licenses, permits and approvals necessary to their business.

       (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Alanco or its Subsidiaries to conduct their business.

       5.16 Filings. Alanco has previously delivered to Arraid an accurate and complete copy of each final report and definitive proxy statement, together with all amendments or supplements required to be made with respect thereto, filed since June 30, 1998 and prior to the date hereof by Alanco with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Company Reports"). Alanco Reports (i) comply as to form with the requirements of the Exchange Act, and the regulations promulgated thereunder; (ii) contain all exhibits required to be included therein by the Exchange Act and the regulations promulgated thereunder; and
  (iii) do not contain any misstatement of a material fact or omit to state any material fact necessary, in light of the circumstances under which they were made, to make such statements not misleading.

       5.17 Litigation. There is no material action, suit, arbitration, proceeding or investigation pending or threatened against Alanco or any Subsidiary before any court or administrative agency, nor does Alanco, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Neither Alanco or its Subsidiaries have received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to their business.

       5.18 Full Disclosure; No Misrepresentation. Alanco has fully provided Arraid with all the information which Arraid has requested for deciding whether to enter into this Agreement and all information which Alanco believes is reasonably necessary to enable Arraid to make such decision. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Alanco pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

       6. Private Placement Status; Representations and Warranties of Arraid and the Arraid Shareholders.

       6.1 Arraid and the Arraid Shareholders represent and warrant as follows and acknowledge and confirm that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

       (a) Arraid and the Arraid Shareholders have such knowledge and experience in financial and business matters, or have relied upon advisors who are so qualified, that they are capable of evaluating the merits and risks of the investment by them in Alanco as contemplated by this Agreement and are able to bear the economic risk of such investment for an indefinite period of time. Arraid and the Arraid Shareholders have been furnished access to such information and documents as they have requested and have been afforded an opportunity to ask questions of and receive answers from representatives of Alanco concerning the business and financial condition of Alanco and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

       (b) Arraid is acquiring the Common Stock of Alanco for investment for its own account and not with a view to, or for resale in connection with, any distribution, other than transfer of the Common Stock to the Arraid Shareholders in connection with the complete liquidation of Arraid. Arraid and the Arraid Shareholders understand that the Common Stock of Alanco to be issued to Arraid hereunder has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of Arraid's and the Arraid Shareholders' representations expressed herein.

       (c)  Arraid and the Arraid Shareholders acknowledge that the Common

  Stock of Alanco must be held indefinitely and may not be sold or offered for sale in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or an exemption from such registration is available.

       (d) Arraid and the Arraid Shareholders have received from Alanco and have reviewed the following public disclosure documents and reports of
  Alanco: Alanco's 1999 and 1998 Annual Reports including Forms 10KSB and 10-K, respectively, Alanco's Proxy Statement delivered to its shareholders for the Annual Meetings of Shareholders held November 6, 1998 and to be held November 5, 1999, and Alanco's Form 10-Q for the Quarter ended March 31, 1999. Arraid and the Arraid Shareholders have had an opportunity to discuss the business, management and financial affairs of Alanco and its Subsidiaries with their management and an opportunity to review the facilities of Alanco and its Subsidiaries. Arraid and the Arraid Shareholders understand that such discussions, as well as the written information provided by Alanco, were intended to describe the aspects of Alanco's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

       (e) Arraid and the Arraid Shareholders are sophisticated investors with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Common Stock of Alanco and capable of bearing the economic risks of such investment.

       (f) Arraid and the Arraid Shareholders, both by themselves and through their agents, have been solely responsible for their "due diligence" investigation of Alanco and its management and business, for the analysis of the merits and risks of an investment in the Common Stock of Alanco; that in taking any action or performing any role relative to the arranging of the investment, they have acted solely in their interest, and that neither they nor any of their agents or employees have acted as an agent of Alanco or any subsidiary, or as an issuer, underwriter, broker, dealer or investment advisor relative to the Common Stock of Alanco.

       6.2.Legend. Each certificate representing the Common Stock of Alanco shall be endorsed with the following legend:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

  Alanco shall not register a transfer of the Common Stock of Alanco unless the conditions specified in the foregoing legend are satisfied. Alanco may instruct its transfer agent not to register the transfer of any of such securities, unless the conditions specified in the foregoing legend are satisfied.

       7.0 Bulk Sales Law. Based upon the warranties and representations of Arraid and the Arraid Shareholders contained herein, and the assumption of the Assumed Liabilities by Alanco, Alanco waives compliance with the Arizona bulk sales law.

       8.0 No Public Disclosure. The parties hereto hereby covenant and agree that they shall not publicly disclose the existence of this Agreement or the terms (including, without limiting the generality of the foregoing, the

  Purchase Price) of the transactions contemplated by this Agreement and the Additional Agreements except (i) with the prior written consent of the other parties, (ii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties (including appropriate news releases required by such authorities with respect to Alanco's Common Stock), (iv) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (v) in any action by any party to enforce this Agreement or any Additional Agreement.

       9.0 Additional Agreements. The following additional agreements (the "Additional Agreements") shall be executed and delivered by the parties thereto as applicable upon the date hereof:

       9.1 Registration Rights Agreement. Arraid, the Arraid Shareholders and Alanco shall enter into a Registration Rights Agreement substantially in the form of Exhibit B attached hereto with respect to the shares of the Common Stock to be acquired by Arraid from Alanco.

       9.2 Lease Agreement. Arraid Properties, L.L.C., as landlord, and AI, as tenant, shall enter into a Lease Agreement ("Lease") with respect to the business premises presently used by Arraid as its primary business premises in the form of Exhibit C attached hereto.

       9.3. Covenants Not to Compete. The Arraid Shareholders, individually, excluding Byron Stoeser, and Alanco shall enter into the Non-Competition and Non-Disclosure Agreements attached hereto as Exhibits D-1 through D-4, respectively.

       10.0 Agreement Expenses. Each of the parties shall bear its own expenses in connection with the transactions covered or contemplated by this Agreement, including attorneys and accountants fees, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.

       11.0 Closing. The closing ("Closing") shall occur at the offices of Alanco,15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260. The Closing shall constitute the acts which take place on the date hereof (the "Closing Date") by which the transactions contemplated by this Agreement are consummated. Notwithstanding the actual Closing Date, for all accounting purposes the closing shall be deemed to be effective as of October 1, 1999.

       12.0 Closing Documents. On the Closing Date, the parties shall exchange documents as follows:

       12.1.  Delivery by Arraid.  Arraid shall deliver to Alanco:

       (a) A copy of the resolutions duly adopted by the Board of Directors and shareholders of Arraid authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary of Arraid.

       (b) The opinion of counsel to Arraid dated as of the Closing Date to Alanco to the following effect:

       (1) Arraid is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

       (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Arraid and this Agreement has been duly executed and delivered by Arraid and constitutes a valid and binding obligation of Arraid in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Arraid or its obligations hereunder.

       (3) To the best of said counsel's knowledge Arraid has the right to transfer the business, properties and assets as set forth in paragraph 1.0 hereof to Alanco pursuant hereto.

      (4) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, Arraid or Arraid's properties or business or the transactions contemplated under this Agreement.

       (c) The Assets to be conveyed pursuant hereto shall be conveyed by bills of sale, assignments or other instruments of transfer as shall be appropriate to carry out the intent of this Agreement and as shall be sufficient to convey to Alanco all of the rights, title and interest of Arraid in and to the Assets to be conveyed hereunder. Any sales and transfer taxes imposed upon Arraid in connection with the sale and transfer of assets hereunder shall be paid by Arraid.

       (d) A copy of the Articles of Incorporation and the By-Laws of Arraid, as amended, certified by the Secretary of Arraid.

       (e)  The Additional Agreements.

       (f) Such further instruments or documents as Alanco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

       12.2.  Delivery by Alanco.  Alanco shall deliver to Arraid:

       (a) A copy of the resolutions duly adopted by the Board of Directors of Alanco and AI authorizing and approving the execution, delivery and performance of this Agreement and the applicable Additional Agreements, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Alanco.

       (b) A copy of the letter of instructions to Alanco's transfer agent (original to be sent to the transfer agent) requesting the prompt issuance and delivery to Arraid of a stock certificate representing 800,000 shares of Alanco Common Stock issued in the name of Arraid. The stock certificate shall contain a restrictive legend to the effect that the shares represented by said certificate have not been registered under either the federal or state securities laws and are not transferable except pursuant to an exemption from said securities laws or subsequent registration of said shares.

       (c)  The opinion of counsel to Alanco dated as of the Closing Date    to
  Arraid to the following effect:

       (1)Alanco and AI are corporations duly organized, validly existing and in good standing under the laws of the State of Arizona, and are entitled to own their properties and to carry on their business in the places where such properties are located and where such business is being conducted.

       (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Alanco and AI and this Agreement has been duly executed and delivered by Alanco and AI and constitutes valid and binding obligations of Alanco and AI in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Alanco or AI or their obligations hereunder.

       (3) Except as may be specified by such counsel, they do not know of any material litigation, proceeding or governmental investigation pending or threatened against, or relating to, Alanco or AI or their properties or business or the transactions contemplated under this Agreement.

       (4) The shares of Alanco Common Stock to be issued to Arraid, when issued, shall be fully paid, non assessable, and validly issued.

       (d)  The Additional Agreements.

       (e) Copies of the Articles of Incorporation and the By-Laws of Alanco and AI, as amended, certified by the Secretary of each.

       (f) Such further instruments or other documents as Arraid or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

       12.3.Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

       12.4 Additional Documents. The parties further agree that at any time subsequent to the date hereof, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the properties and assets to be conveyed pursuant hereto.

       13.0  Post-Closing Covenants.

       13.1 Arraid Employee Stock Options. Promptly following the Closing, Alanco shall grant a total of 150,000 options to acquire Alanco Common Stock to employees of AI other than the Arraid Shareholders. Such options shall be exercisable at the closing price for Alanco Common Stock as of the Closing Date and shall vest and otherwise be subject to the Alanco Employee Stock Option Plan.

       13.2 Recruiting Stock Options. During the twelve (12) month period following the Closing Date, Alanco shall provide additional options to acquire up to 500,000 shares of Alanco Common Stock for the recruitment of executive-level employees required to accomplish the Business Plan objectives of Arraid.

       13.3 Financing. Alanco shall use its best reasonable efforts to provide the financing required for implementation of the Business Plan in accordance with the projected initial year required capital of up to $2,000,000. Such Alanco financing will be utilized to compensate for cash flow operating losses and for working capital requirements reflected in the Business Plan. In the event that Arraid's business is substantially under performing with respect to the Business Plan during said initial year, Alanco shall not be obligated to continue to provide financing pursuant to the Business Plan until the parties mutually determine appropriate modifications to, and financing requirements under the Business Plan. In addition to direct cash infusion to AI in the form of either capital contributions or loans, Alanco "financing" may include indirect financial assistance such as vendor discount negotiation, vendor guarantees, bank or other lender guarantees, collateral agreements, cash management procedures, and the like.

       13.4 Alanco Board Membership. The Arraid Shareholders shall have the right to nominate one non-employee director to serve on the Alanco Board of Directors effective upon the Board of Directors meeting which is scheduled to occur coincident with the annual shareholders meeting for Alanco scheduled for November 5, 1999. Such nominee shall be subject to approval by a majority of the present Alanco Board. The current Alanco Board intends to nominate such approved nominee for election to the Board for at least two consecutive one-year terms.

       13.5 AI Board Membership. Promptly following the Closing Date, the AI Board of Directors shall be comprised of Robert R. Kauffman (Chairman), John
  A. Carlson, Steven P. Oman, Frank B. Meijers, and John C. Dahl. Alanco shall vote its stock in AI to continue Frank B. Meijers and John C. Dahl as directors of AI through at least January 31, 2001.

       13.6 Change of Arraid Corporate Name. Promptly following the Closing, Arraid shall take all necessary actions to formally change its corporate name to a name which does not use the name "Arraid" or any name similar thereto, and the Arraid Shareholders shall cause Arraid Properties, L.L.C. to consent to the use of "Arraid" as part of the name of AI following the Closing.

       13.7 Increase or Reduction in Deferred Common Shares. If, and to the extent that the number of shares of Alanco common stock shall be increased or reduced by whatever action, including, but not limited to, change of par value, split-up, reclassification, distribution or a dividend payable in stock, or the like, the number of Deferred Common Shares to be delivered to Arraid or the Arraid Shareholders pursuant to this Agreement shall be proportionately adjusted. In the event Alanco is reorganized, consolidated or merged with another corporation, Arraid or the Arraid Shareholders shall be entitled to receive shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as those received by the other Alanco shareholders with respect to the number of Deferred Common Shares to be issued to Arraid or the Arraid Shareholders pursuant to this Agreement.



       14.0  Indemnification.

       14.1 Arraid and the Arraid Shareholders. Arraid and the Arraid Shareholders agree to and do hereby indemnify, and hold harmless Alanco and AI, their directors, officers, employees and agents, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by Arraid or the Arraid Shareholders to perform any of their warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement. Arraid and the Arraid Shareholders shall remain liable for all claims, liabilities, debts, defaults and obligations, whether or not known, which are not expressly assumed hereunder by Alanco and Arraid and the Arraid Shareholders shall defend at their entire expense, including reasonable attorney's fees and other costs of litigation, and indemnify and hold harmless Alanco and AI against any and all such claims, debts, defaults, obligations, liabilities or suits. In no event shall the indemnities by Arraid or the Arraid Shareholders exceed the value of the Alanco Common Shares received by them hereunder, and such indemnity obligations may be satisfied by Arraid or the Arraid Shareholders tendering such Alanco Common Shares to Alanco.

       14.2 Alanco and AI. Alanco and AI agree to and hereby indemnify and hold harmless the Arraid Shareholders and Arraid, its officers, directors, employees and agents, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which Arraid or the Arraid Shareholders may incur or suffer by reason of a breach of or failure by Alanco or AI to perform any of its warranties, representations, guarantees, commitments or covenants in this Agreement, or by reason of any act or omission of Alanco or AI subsequent to the Closing Date which constitutes a breach or default hereunder.

       15. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of Arraid) or corporation or other entity, other than the Arraid Shareholders, Arraid, Alanco and AI, and this Agreement shall be for the sole and exclusive benefit of the Arraid Shareholders, Arraid, Alanco and AI.

       16. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

       17. Notices. Any notice from one party to the other shall be given in writing and be deemed given when delivered in person, or on the next business day after being sent by a nationally recognized overnight courier service, or on the second business day following deposit in the U.S. Mail system if sent by certified mail, postage prepaid, and in each case addressed to the recipient at the address listed below or to such other person and/or address as may be designated from time to time in writing:

       (a)  if to Arraid or the Arraid Shareholders:

            26 West Lone Cactus Drive
            Phoenix, Arizona 85027

            with a copy to:

            Charles R. Berry, Esq.
            Titus, Brueckner & Berry
            7373 N. Scottsdale, RD., Suite B252
            Scottsdale, Arizona 85253-3527

       (b)  if to Alanco or AI:

            15900 North 78th Street, Suite 101
            Scottsdale, Arizona 85260
            Attn: Robert R. Kauffman, Chairman

            with a copy to:

            Steven P. Oman, Esq.
            14001 N. 50th Street
            Scottsdale, Arizona 85254

       18. Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

       19. Entire Agreement. This Agreement and the Additional Agreements contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

       20. Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

       21. Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

       22. Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

       23. Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance.
  Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

       24. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.

  ARRAID, INC.
  an Arizona corporation

  By:

  /s/ Frank B. Meijers, President
      ----------------------------
      Frank B. Meijers, President


  /s/ Frank B. Meijers
  --------------------------------
  FRANK B. MEIJERS


  /S/ John C. Dahl
  --------------------------------
  JOHN C. DAHL


  /s/ Keith F. Blaich
  --------------------------------
  KEITH F. BLAICH



  /s/ Byron Stoeser
  ---------------------------------
  BYRON STOESER



  /s/ Michael Flannery
  ---------------------------------
  MICHAEL FLANNERY



  ALANCO ENVIRONMENTAL RESOURCES CORPORATION an Arizona corporation


  By: /s/ Robert R. Kauffman
      -------------------------------------------
      Robert R. Kauffman, Chief Executive Officer


  AI ACQUISITION COMPANY
  an Arizona corporation


  By: /s/ Robert R. Kauffman
      -------------------------------------------
      Robert R. Kauffman, Chairman